Exhibit 10.1

2010 Compensation Arrangements for Named Executive Officers

On March 2, 2010, the Compensation Committee of the Board of Directors of General Dynamics Corporation (the company) approved the 2010 base salaries for the company’s named executive officers shown in the table below. The named executive officers listed in the table below reflect those individuals identified in the company’s 2010 Annual Proxy Statement, except for (1) Nicholas D. Chabraja, Chairman of the Board and former Chief Executive Officer, who retired as chief executive officer on June 30, 2009, and (2) David A. Savner, former Senior Vice President and General Counsel, who retired from the company on December 31, 2009.

The table below lists the 2010 annual base salary levels effective March 22, 2010.

Name and Principal Position	2010 Base Salary
Jay L. Johnson
President and Chief Executive Officer	$1,400,000.00
L. Hugh Redd
Senior Vice President and Chief Financial Officer	$755,000.00
Gerard J. DeMuro
Executive Vice President, Information Systems and Technology	$660,000.00
Charles M. Hall
Executive Vice President, Combat Systems	$645,000.00

In addition, effective March 3, 2010, the Compensation Committee also approved the 2009 bonus payments for the named executive officers (including Messrs. Chabraja and Savner) which were previously disclosed in the company’s current report on Form 8-K, filed with the Commission March 8, 2010.